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                                                                    EXHIBIT 5.01
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                                  July 2, 1997


TSI International Software Ltd.
45 Danbury Road
Wilton, CT 06897


     Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 2, 1997 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 750,000 shares of your Common Stock (the "Stock"), all of which are subject to issuance by you upon the exercise of purchase rights granted or to be granted under your 1997 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof;

     (2) the Prospectus prepared in connection with the Registration Statement;

     (3)  the Purchase Plan;

     (4) the minutes of meetings of the stockholders and Board of Directors relating to the Purchase Plan and the Registration Statement that you have provided to us;

     (5) the stock records for both you and your predecessor, TSI International Ltd., a Connecticut corporation, that you have provided to us (consisting of a list of stockholders and a list of option holders and a list of warrant holders as of May 31, 1997 regarding your capital stock that was prepared by you);

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine
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TSI International Software Ltd.
July 2, 1997
Page 2


the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     Based upon the foregoing, it is our opinion that the 750,000 shares of Stock that may be issued and sold by you upon the exercise of purchase rights granted or to be granted under the Purchase Plan, when issued and sold in accordance with the Purchase Plan and purchase agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                   Very truly yours,


                                   /S/FENWICK & WEST LLP
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                                   FENWICK & WEST LLP